                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                                JANUARY 31, 1996




                              GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)



       MASSACHUSETTS                0-14680                 06-1047163
(State or other jurisdiction    (Commission File           (IRS Employer
    of incorporation)               Number)             Identification No.)




              ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS  02139
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                 (617) 252-7500

ITEM 5.   OTHER EVENTS.
          ------------
          On January 31, 1996, Genzyme Corporation ("Genzyme") announced that it had made an offer to a special committee of the independent directors of the general partner of Genzyme Development Partners, L.P. ("GDP") to acquire substantially all the assets of GDP for approximately $93 million payable in shares of Genzyme General Division Common Stock. Genzyme hereby incorporates by reference the contents of its press release dated January 31, 1996, filed as
Exhibit 99.1 to this report.

          In addition, on February 14, 1996, Genzyme announced that it had signed a definitive agreement to acquire Genetrix, Inc. ("Genetrix"), a privately held genetic testing laboratory based in Phoenix, Arizona, and merge Genetrix into Genzyme's Integrated Genetics diagnostic services business. Genzyme hereby incorporates by reference the contents of its press release dated February 14, 1996, filed as Exhibit 99.2 to this report.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 22, 1996           GENZYME CORPORATION

                                   By:  /s/ David J. McLachlan
                                      --------------------------------
                                       David J. McLachlan
                                       Senior Vice President, Finance
                                         and Chief Financial Officer

                          EXHIBIT INDEX
Exhibit                                                             Sequential
  No.          Description                                           Page No.
-------        -----------                                           --------

99.1      Press release dated January 31, 1996.  Filed herewith.        5

99.2      Press release dated February 14, 1996.  Filed herewith.       6